PROVIDING HEALTHIER FOOD FOR YOUR ACTIVE LIFESTYLE

EST. 1995

MUSCLE MAKER GRILL®

JOIN THE REVOLUTION!

DISCLAIMER

We know you want to read all about Muscle Maker Grill's delicious food, healthy meal plans, and exciting new stuff, but first we need you to read this from our lawyers.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent to Muscle Maker, Inc. ("Muscle Maker") will not be accepted. No offer to buy securities in a Regulation A+ offering can be accepted until Muscle Maker's offering statement has been filed with and qualified by the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Any indications of interest in Muscle Maker's offering involves no obligation or commitment of any kind. In addition, Muscle Maker is under no obligation to make an offering under Regulation A+. We may choose to make an offering to some, but not all, of the people who indicate an interest in investing and that offering might not be under Regulation A+. If Muscle Maker does go ahead with an offering, it will only be able to make sales after it has filed an offering statement with the SEC and the SEC has qualified the offering statement.


DANGER
FAST
FOOD
KILLS



CONTENTS/MENU

Warning: you are now entering a warzone. Muscle Maker Grill has declared war on fast food. The villains have been loose in our streets for decades and now is the time to fight back! You want to eat healthy? Muscle Maker Grill tastes great without the guilt and calories of fast food. With no deep fat fryers, no artificial preservatives, and plenty of healthy choices and nutritious superfoods Muscle Maker Grill provides you with the power, protein, and persistence to reclaim your healthy lifestyle. Bomb burgers, forget fries and join the revolution!

GREAT FOOD WITH YOUR HEALTH IN MIND

EST. 1995
MUSCLE MAKER GRILL®



We the people of Muscle Maker Grill believe in healthy food that tastes great. Founded in 1995, Muscle Maker Grill provides its guests healthier versions of mainstream-favorite dishes that taste great, making it easy, affordable and enjoyable to eat healthy. Muscle Maker Grill's diverse menu was created for everyone – fitness enthusiasts, those starting their journey to a healthier lifestyle, and people trying to eat better while on-the-go. Providing "Great Food with Your Health in Mind,"™ Muscle Maker Grill's menu features items with grass-fed steak and all-natural chicken, as well as options that satisfy an array of dietary preferences from vegetarians to the low-carb consumer and guests following a gluten-free diet. Become a part of a new generation of community investors and franchise owners. **Are you ready to join the revolution?**





OBESITY IS A LEADING HEALTH CONCERN THREATENING THE LIVES OF MILLIONS OF AMERICANS

OBESE IS DEFINED AS A PERSON WITH A BODY MASS INDEX (BMI) OVER 30 KG/M2

OBESITY IS A RECOGNIZED DISEASE OF PANDEMIC PROPORTIONS

The American Medical Association officially classified obesity as a disease in 2013.

Obesity is linked to increased risk for:

- Heart disease
- Type 2 Diabetes
- Hypertension
- Cancer
- Stroke
- Infertility
- Arthritis
- Back Pain

EVERY YEAR 3 MILLION PATIENTS DIE AS A RESULT OF BEING OVERWEIGHT OR OBESE

According to the CDC **29MM people in the United States have diabetes.**



2/3 OF US ADULTS ARE CONSIDERED TO BE OVERWEIGHT OR OBESE

- 31.7% Men
- 33.9% Women
- 25.8% Children

MORE THAN 1/3 (34.9% OR 78.6 MILLION) OF US ADULTS ARE OBESE



1/3 OF US CHILDREN AND ADOLESCENTS ARE OVERWEIGHT OR OBESE

Obesity has doubled in children and quadrupled in adolescents in the past 30 years.

Children who are obese are **more than twice as likely to die** before age 55 as children with a healthy weight.

HOW TO MAINTAIN A HEALTHY WEIGHT:

- Adopt Healthy Eating Habits
- Balance calories-in (food & beverages) with calories-out (physical activities)
- Exercise is an effective weight loss intervention, particularly when combined with dietary intervention

SHOW SOME LOVE TO THE MOST IMPORTANT MUSCLE IN YOUR BODY


LOW CARB OPTIONS
WHOLE WHEAT
FRUIT
GRASS-FED STEAK
SMOOTHIES
FUEL
BROWN RICE
GLUTEN
POWER PASTA
HIGH PROTEIN
FREE
VEGETARIAN OPTIONS
SUPER FOODS
ALL NATURAL
CHICKEN

Nielsen's 2015 Global Health & Wellness Survey polled over 30,000 individuals online and suggests consumer mindset about healthy foods has shifted and they are ready to pay more for products that claim to boost health and weight loss.

- Some 88% of those polled are willing to pay more for healthier foods.
- All demographics—from Generation Z to Baby Boomers--say they would pay more for healthy foods, including those that are GMO-free, have no artificial coloring/flavors and are deemed all natural.
- Functional foods—including foods high in fiber (36%), protein (32%), whole grains (30%) or fortified with calcium (30%), vitamins (30%) or minerals (29%)--that can either reduce disease and/or promote good health also are desirable.

"WHILE ECONOMIC CONCERNS REMAIN IN THE FOREFRONT FOR CONSUMERS, HEALTH AND WELLNESS CONCERNS CONTINUE TO INCREASE IN IMPORTANCE. THE REASONS VARY FROM SOCIETAL, DEMOGRAPHIC, TECHNOLOGICAL, GOVERNMENTAL AND, MOST IMPORTANTLY, A SHIFT IN CONSUMER FOCUS ON THE ROLE DIET PLAYS IN HEALTH."

-James Russo, SVP, Global Consumer Insights at Nielson

This idea of using food to manage health may, in part, help explain growing consumer interest in fresh, natural and organic products.

Global sales of healthy food products are estimated to reach $1 trillion by 2017, according to Euromonitor.

"Diet Delivery systems are extraordinary tools for busy people," says Jorge Cruise, author of The 3-Hour Diet. "They make eating right effortless and automatic, not to mention convenient. There's no cooking involved, portions are always controlled, and it frees up time. It's a no-brainer because the result is a healthier lifestyle."

Trying to lose weight, bulk up, or want a healthy meal ready to eat whenever you want?

Check out Muscle Maker Grill's Meal Plan options on page 11 to provide healthier fuel for your active lifestyle.


*Pictured Muscle Maker Grill's Premium Burger and Western Potatoes, AKA way better than fast food

THE FAST-CASUAL RESTAURANT MARKET

WHAT IS FAST-CASUAL?

Fast-casual is a broad term for an emerging category of quick service restaurants with better food quality and atmosphere than traditional fast food (like McDonald's), but less expensive and less full service that casual restaurants (like Applebee's). An essential component of the fast-casual category is its price point, which ranges from $9 to $13 per receipt, compared to an average ticket closer to $5 for fast food restaurants. By Technomic's estimation, there are at least 10 different markers of restaurants that fall within the category: the quality of the food, the use of better ingredients, food that is wholesome, a perception of freshness, first-rate decor, fair pricing, fast service, friendly employees, flexible offerings, and a full view of how the food is prepared.


American Fast Casual Sales Growth (since 1991)
Fast Casual Food
Fast Food
600%
400%
200%
0
'00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14
Data: Euromonitor

THE FAST-CASUAL RESTAURANT CATEGORY NOW CONTROLS 5% OF ALL RESTAURANT TRAFFIC, UP FROM 1% IN 2000

The market for fast-casual food, which is almost but not quite fast food, has grown by 550% since 1999, more than ten times the growth seen in the fast food industry over the same period, according to data from market research firm Euromonitor.


Muscle Maker Grill Corporate Store Growth
Muscle Maker Grill
1000%
800%
600%
400%
200%
0
2014
2016
2017 (Projected)

Muscle Maker Grill has seen corporate store count growth of 100% in 2015, 400% in 2016 and is projected to increase another 400% in 2017.

"AS MILLENNIALS, WHO MAKE UP THE BIGGEST DEMOGRAPHIC OF FAST-CASUAL FANS, FIND THEMSELVES MORE STRAPPED FOR TIME AND LESS WILLING TO EAT FAST FOOD, WHICH THEY VIEW AS UNHEALTHY, THE TREND WILL ONLY LIKELY CONTINUE. NPD GROUP ESTIMATES THAT FAST-CASUAL WILL GROW IN THE DOUBLE DIGITS THROUGH 2022, WHILE THE REST OF THE RESTAURANT INDUSTRY WILL EEK OUT GROWTH RATES OF AROUND HALF A PERCENTAGE POINT." -WASHINGTON POST

MILLENNIALS EAT MORE FAST-CASUAL

Millennials go out to eat more often than Gen X or Baby Boomers, according to analysts from Morgan Stanley. 53% of the group goes out to eat once a week, compared with 43% for the general population.

Millennials make up 51% of fast-casual customers, although they represented only 31% of the people surveyed.

ADDED VALUE DINING

The analysts believe this category is winning because consumers like to feel like they're getting great-tasting food for a good price.

"What consumers are looking for is the best value proposition," said Bonnie Riggs, an industry analyst with NPD group. "And value doesn't mean the cheapest price."

HEALTHY FOOD MATTERS

"During the great recession of 2008, fast-casual segment saw a rise in sales from the 18-34 age group demographic. Customers with low discretionary meal spending tend to use it on healthier dining." -Forbes

While previous generations counted calories, millennials care more about food being "fresh, less processed and with fewer artificial ingredients," Morgan Stanley writes.

Muscle Maker Grill prides itself in providing its guests healthier versions of mainstream-favorite dishes that taste great, making it easy, affordable and enjoyable to eat healthy. With no artificial preservatives, no deep fat fryers, and fresh, whole grain, and healthy ingredients Muscle Maker Grill is an easy choice for great food with your health in mind.

MMG NUTRITION

Muscle Maker Grill does not sacrifice taste to serve healthy options. Now guests can have delicious, nutritionally balanced food without the regret. More than just food, Muscle Maker Grill restaurants are a friendly, relaxed and social environment where guests can enjoy great-tasting food and engage with fellow health enthusiasts in their area.

Every fresh food option at Muscle Maker Grill is created with the health of our guests in mind. The menu features lean, protein-based dishes including, fresh greens, healthy wraps, sandwiches, power pastas, skinny flatbreads, signature sandwiches and fit bowls, as well as fruit smoothies and proprietary protein shakes in an assortment of flavors.







GODFATHER BOWL

CALORIES 440 FAT 8
CARBS 24 FIBER 6
PROTEIN 60 SODIUM 970
SUGAR 11

*See more Nutritional Facts at musclemakergrill.com/menu

Healthy Highlights:

- No Artificial Preservatives
- No Butter or Lard
- No Deep Fat Fryers
- Proprietary Dressings & Sauces (zero carb, gluten free and fat free options)
- Vegetarian Friendly Menu
- Brown Rice 100% Whole Grain
- Grass Fed Steak USDA Certified
- All Natural Chicken
- 100% Fruit Smoothies
- Superfood Broccoli
- Superfood Quinoa
- Superfood Kale
- Superfood Avocado
- Superfood Spinach
- Omega-3 Packed Shrimp

MMG MEAL PLANS

In addition to traditional fast-casual dining, Muscle Maker Grill offers specially formulated meal plans. Subscribers can custom order a plan to fit their diet and needs. Orders can be picked up from your favorite Muscle Maker Grill or delivered to home or office.

Muscle Maker Grill's mission is to offer healthier versions of mainstream favorite dishes that taste great, making it easy and enjoyable to eat healthy. **Meal Plan enrollment at Muscle Maker Grill's corporate owned locations has increased 400% over the last 12 months,** providing great tasting healthy fuel to our fans across the country.


MEAL PLANS

01 PICK YOUR PLAN
02 LET US TAKE CARE OF THE PREPARATION
03 PICK UP OR HAVE IT DELIVERED TO YOUR HOME OR OFFICE




MEAL PLAN STARTER KIT

Whether you're bulking up, slimming down, saving time or you just love the MMG menu, we've got the right option for you.

The best bit? You can customize the amount of daily meals and the length of your plan, for total control of your health.



"The MMG Meal Plan changed my life. I've never felt better, eating the food I want to eat and living the life I want to live."

LOCATIONS

ARIZONA
Peoria

CALIFORNIA
Antioch
Irvine (C)
San Ramon
Santa Ana (C)

FLORIDA
Deerfield Beach
Tallahassee

ILLINOIS
Glen Ellyn
Saint Charles

KANSAS
Olathe

NEBRASKA
Omaha

NEW JERSEY
Audubon
Carlstadt
Clifton
Colonia (C)
Deptford
East Brunswick
Hoboken
Lodi
North Brunswick
Oakland
South Plainfield
Springfield (C)
Toms River
Turnersville
Wall
Wayne
Westwood
Williamstown

NEW YORK
Broadway, NYC (C)
Bronx
Chelsea, NYC
East Meadow
Gramercy, NYC (C)
Hells Kitchen, NYC
Midtown East, NYC
Staten Island
Tribeca, NYC (C)
Upper East Side, NYC (C)

NORTH CAROLINA
Winston-Salem (C)
Greenville

PENNSYLVANIA
Langhorne
Philadelphia

TEXAS
Corpus Christi
Ft. Bliss (C)
Houston – Downtown
Houston - Tunnel

NEVADA
Las Vegas

VENUE LOCATIONS:


MetLife Stadium


Angel Stadium


Rowan University

MILITARY LOCATIONS:


Fort Bliss

COMING SOON

ARIZONA
Phoenix

CALIFORNIA
Orange County (2C)
San Francisco
San Jose
Sacramento
Walnut Creek
West Hollywood

FLORIDA
Clermont
Naples
Orlando
West Palm Beach

GEORGIA
Atlanta
Ft. Benning (C)

ILLINOIS
Chicago (2C)

LOUISIANA
Shreveport

KANSAS
Overland Park Metro

MASSACHUSETTS
Saugus

NEW JERSEY
Ramsey
Woodbury Heights

NEW YORK
Astoria, Queens
Manhattan (7C)
Park Slope, Brooklyn
Selden, Long Island
Staten Island
Washington Heights
West Point (C)
Yonkers

NORTH CAROLINA
Ft. Bragg (C)
Kernersville

PENNSYLVANIA
Temple University

WASHINGTON DC (3C)

TEXAS
Dallas
Houston
Laredo
Lubbock
San Antonio
Sugarland

VIRGINIA
Lynchburg
Quantico (C)

WASHINGTON
Ft. Lewis McChord (C)
Seattle
Tacoma

INTERNATIONAL LOCATIONS:


Kuwait


India


Dubai, UAE

MILITARY LOCATIONS:


Various Locations

MILITARY MUSCLE

MUSCLE MAKER GRILL HAS BEEN NAMED A PREFERRED VENDOR FOR THE MILITARY

Muscle Maker Grill is a perfect complement for the Department of Defense new Operation Live Well program.

Operation Live Well aims to make healthy living the norm for service members, retirees, DoD civilians, and their families.

Muscle Maker Grill (MMG) is the obvious choice to be a major component of the OLW program because MMG meals have been developed by a fitness expert under the guidance of a nutritionist. The menu is comprised primarily of lean protein (grass-fed beef, all natural chicken), vegetables, fruits, whole-grains and unsaturated fats. These foods were developed to provide a perfect balance of carbohydrates, fats, and proteins to help attain the required weight and nutritional requirements for a sound military; one that is both mentally and physically fit.

Muscle Maker Grill is aggressively pursuing the military vertical and sees itself as an integral part of the military's drive for developing the living well program. We believe that the symbiotic relationship between the two organizations will be a clear win-win situation for both.

- **1 BASE OPENED**
- **2 UNDER CONSTUCTION**
- **19 IN DEVELOPMENT**
- **MILITARY PREFERRED VENDOR**






GREAT FOOD WITH YOUR HEALTH IN MIND
WE CATER
DELIVER


SESAME
GINGER

THE MEAT: MMG KEY ELEMENTS

MMG BUSINESS FACTS

- Largest protein-based healthy fast-casual brand in the United States
- Established by Rod Silva in Colonia, NJ – 1995
- Franchise business model – 2007
- 52 restaurants – 42 franchise and 10 company
- System-Wide Sales of $24.5MM 2016
- Top 25% at $1MM+ AUV
- $585K Annual Unit Volume (AUV) on System-Wide Basis
- $180K Capital Investment per Company-Operated Restaurant
- 65% Lunch & 35% Dinner
- 30% Dine-In, 25% Delivery, 20% Pick-Up & 25% Take-Out
- A Preferred Vendor for the Military
- Ranked 37th in Restaurant Business Magazine's "Future 50", a list of the fastest growing small chains in America with annual sales between $25 million and $50 million.
- Moved from 44th to 20th on FastCasual.com's "Top 100 Movers & Shakers" list. Anticipating a top 5 ranking in 2017!
- National footprint in 12 states, soon to be 18 states in 2017 + Global
- 52+ stores to date and growing
- Aggressive corporate store build out plan, Urban & Military
- Demand for healthy food continues to increase globally







GROWTH OPPORTUNITIES

MENU/TECHNOLOGY

- Catering
- Meal Plans
- Online Ordering
- Product Pipeline
- Loyalty Program
- Inventory and Labor Management

NEW UNIT GROWTH MODEL

- Corporate (Urban - Hub)
- Franchise (Primarily Suburban - Spoke)
- Non-Traditional (Military, Airports, Universities, Hospitals, etc)
- Food Service Contract Operators (Compass, Aramark, Sudexo, etc)
- International Expansion

MARKETING

- Brand Ambassadors
- Social Media

OTHER REVENUE SOURCES

FRANCHISE

Initial Franchise Fee
$35,000 single unit
$70,000+ multi unit

Royalty Fee
5% of gross sales

Advertising Fee
2% of Gross Sales (offset to costs)

OTHER

Vendor Rebates
Sysco, Pepsi, etc.

Preferrred Vendor Fees
Periodically Paid

POS/SW Licensing Fees
Upfront and Monthly Maintenence (CTI)

AS SEEN ON:

DISTRIBUTION CHANNELS

MUSCLE MAKER GRILL IS CONSTANTLY LOOKING FOR NEW AND INNOVATIVE DISTRIBUTION CHANNELS FOR OUR HEALTHY PRODUCTS.


MUSCLE MAKER GRILL
FOOD TRUCK


RETAIL SPACE


MUSCLE MAKER GRILL
KIOSKS


DELIVERY


MEAL PLANS
MEAL PLANS


GRAB&GO
GRAB & GO


CATERING


STADIUM

Muscle Maker Grill does not sacrifice taste to serve healthy options. Now, guests can have delicious, nutritionally balanced food without the regret. More than just food, Muscle Maker Grill restaurants are a friendly, relaxed and social environment where guests can enjoy great-tasting food and engage with fellow health enthusiasts in their area.



THE FAST-CASUAL IPO MARKET

Based on recent industry IPO performance, the fast-casual marketplace offers significant potential for tasty results.

CHIPOTLE MEXICAN GRILL (CMG)
Fast-casual Mexican food
More than 1,700 locations
Day One 1/27/06 IPO performance: Up 100%

EL POLLO LOCO (LOCO)
Fast-casual grilled chicken
400 locations in 5 states
Day One 7/21/14 IPO performance: Up 76%

THE HABIT (HABT)
Fast-casual Hamburgers
118 locations in 4 states
Day One 11/20/14 IPO performance: Up 120%

SHAKE SHACK (SHAK)
Fast-casual Hamburgers
63 locations - US and International
Day One 1/30/15 IPO performance: Up 120%

ZOE'S KITCHEN (ZOES)
Fast-casual Mediterranean-inspired food
Over 110 locations in 15 states
Day One 4/10/14 IPO performance: Up 65%

POTBELLY (PBPB)
Neighborhood Sandwich Shop
288 company-owned & 19 franchise locations
Day One 10/4/13 IPO performance: Up 120%

NOODLES & CO. (NDLS)
Fast-casual Noodle & Pasta Dishes
318 company-owned &
62 franchise locations in 29 states
Day One 6/28/13 IPO performance: Up 104%



SHAREHOLDER BENEFITS

In addition to owning part of Muscle Maker Grill, you can get yourself some rewards for joining the revolution:

INVESTMENT	BENEFITS
EVERY SHAREHOLDER	Free Entrée and Owner T-Shirt
OVER $1,000	Gym Bag or Backpack + Everything Above
OVER $2,500	Muscle Maker Grill Golf Shirt + Everything Above
OVER $5,000	Free Catered Party for 20 or Ipod + Everything Above
OVER $10,000	Free Food for a Year or Bluetooth Speaker + Everything Above
OVER $25,000	Free Meal Plan for a Year or Mountain Bike + Everything Above
OVER $50,000	Two Tickets to Metlife or Angel Stadium to See Angels, Giants, or Jets Game with Airfare, Hotel, and Muscle Maker Food from the Stadium Included + Everything Above
OVER $100,000	Weekend for two at Pebble Beach, with Air, Hotel, and Golf Included + Everything Above


OWNER
LOVE THE FOOD,
BOUGHT THE STOCK







CHARITY 2%

At Muscle Maker Grill we don't just serve healthy food, we are putting our money where our mouth is by donating 2% of the gross proceeds from this offering to the charity of your choice:

American Heart Association
American Diabetes Association
healthcorps
DAV Disabled American Veterans

HOW TO INVEST:

OFFERING SUMMARY

- We're aiming to raise up to $25 million by selling 10,000,000 shares of Common Stock in Muscle Maker Grill, Inc.
- Shares cost $2.50 each, and the minimum investment is 100 shares ($250)
- Reg A+ Tier 2 Offering
- NYSE listing at the close of the financing
- The offer is open to anyone who wants to invest, anywhere in the world, as long as it is legal in your country. Check your local laws.

WHAT SHOULD YOU DO BEFORE INVESTING?

- Read the offering circular which is available at www.musclemakergrill.com/invest
- Make sure you are ok with the risks of the investment. They are in the Offering Circular starting on page _________

HOW DO I INVEST?

- Visit **www.musclemakergill.com/invest** to invest today!

ARE YOU READY TO JOIN THE REVOLUTION?

NOW CALLING ON ALL MMG ALLIES TO HELP WIN THE WAR ON FAST FOOD

BANKER - Wellington Shields & Co. LLC are a full service financial firm headquartered in New York providing comprehensive financial advice and superior service to the individual and institutional investor. They are members of the New York Stock Exchange, National Association of Securities Dealers, Financial Industry Regulatory Authority, and the Securities Investor Protection Corporation.

AUDITOR - Marcum LLP is one of the largest independent public accounting and advisory services firms in the nation, with offices in major business markets throughout the U.S. Marcum's approach includes an analysis of business performance against management objectives, an evaluation of business processes, an assessment of business risks and a benchmark of performance against industry standards.

PR FIRM - BML Public Relations specializes in a variety of PR services, including brand management, media relations, events and promotions, product launches, social media, cause marketing, crisis communications and more. Located in Florham Park, New Jersey, their team of PR pros provides big-thinking strategy, unparalleled creativity and amazing results.

AD FIRM - Coloredge is the largest provider of visual marketing solutions for premier brands and retailers. Ranked #1 among "2016's Top Shops" by Wide Format Imaging magazine, Coloredge uses the most advanced manufacturing technologies and production processes to create high-impact visual spaces for retailers, museums, events, arenas and corporate environments.

TEAM MUSCLE

Rod Silva is the Founder and Director of Brand Development of the rapidly growing Muscle Maker Grill fast-casual brand. With more than 20 successful years in the restaurant, franchising and brand development worlds, Rod has built MMG from the ground up since 1995, expanding into franchising in 2007 and partnering with American Restaurant Holdings in 2015. Currently, Rod is a member of the senior management team and serves as the Director of Brand Development. In this capacity, he oversees several key areas for the brand including recipe creation, packaging and nutrition. His team tirelessly researches, creates and tests new and limited time menu items while assessing each dish to ensure its meets the brand's strict nutritional standards and flavor profiles.

CEO and President Robert E. Morgan is responsible for all facets of Muscle Maker Grill's rapidly-growing fast-casual brand, including its aggressive expansion strategy in new and existing markets, operations, real estate, strategic marketing and much more. A founding member of the company, Mr. Morgan joined Muscle Maker Grill as its Chief Operating Officer in 2007: its inception as a franchised brand. Under Mr. Morgan's leadership, Muscle Maker Grill has grown from one single location to over 50 franchised and corporate restaurants in 14 states, including universities, military bases and professional sports stadiums with more than 100 sites currently in development domestically and internationally.



ROD SILVA
FOUNDER & DIRECTOR OF BRAND DEVELOPMENT



ROBERT MORGAN
CEO & PRESIDENT



GRADY METOYER
CFO



MARK FARMER
VICE PRESIDENT OF OPERATIONS

CFO Grady Metoyer has a record of success in delivering unprecedented business results by leveraging strengths in finance, accounting, M&As, operations and supply chain. As CFO and VP of Sysco Corporation, he has participated in multiple acquisitions, integrations and change management initiatives while building a portfolio of diverse business enterprises. Mr. Metoyer has also built profitability of FoodBrand from a start-up enterprise to a multimillion dollar entity, culminating in a successful sale to Host Marriott Services.

Vice President of Operations Mark A Farmer has over 20 years of executive level leadership and ownership in the restaurant industry. Mr. Farmer has worked in several disciplines with multiple brands including Sonic Drive-Ins, Steak n Shake and Dairy Queen. Areas of experience include Operations, Human Resources, Marketing and Franchise Sales. Educated at the University of Oklahoma, receiving of Bachelor of Arts in Industrial Psychology and an MBA in Finance.

EST. 1995
MUSCLE MAKER GRILL®

TOGETHER WE CAN WIN THE WAR!

EST. 1995

MUSCLE MAKER GRILL®

"Great Food with Your Health in Mind"®

WELCOME

MMG SIZZLE REEL

https://vimeo.com/194882905

Need updated link – emailed Rick 2/23/2017

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

SAFE HARBOR STATEMENT

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent to Muscle Maker, Inc. ("Muscle Maker") will not be accepted. No offer to buy securities in a Regulation A+ offering can be accepted until Muscle Maker's offering statement has been filed with and qualified by the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Any indications of interest in Muscle Maker's offering involves no obligation or commitment of any kind. In addition, Muscle Maker is under no obligation to make an offering under Regulation A+. We may choose to make an offering to some, but not all, of the people who indicate an interest in investing and that offering might not be under Regulation A+. If Muscle Maker does go ahead with an offering, it will only be able to make sales after it has filed an offering statement with the SEC and the SEC has qualified the offering statement.

EST. 1995 MUSCLE MAKER GRILL®

"Great Food with Your Health in Mind"®

MMG EXECUTIVE TEAM

- Tim Betts, Chairman
- Kevin Mohan, EVP ARHI
- Bob Morgan, President & CEO
- Grady Metoyer, CFO
- Rod Silva, Founder and CCO
- Mark Farmer, VP – Operations

EST. 1995 MUSCLE MAKER GRILL® "Great Food with Your Health in Mind"®

COMPANY OVERVIEW



- The leading *healthy* fast-casual restaurant brand in the U.S.
- Founded by Rod Silva in Colonia, NJ – 1995
- Franchise business model – 2007
- ARH, Inc. majority ownership – January 2015
- 52 restaurants – 42 franchise and 10 company
- International and Military expansion

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

OUR BRAND PROMISE

PROVIDING HEALTHIER FUEL FOR *YOUR* ACTIVE LIFESTYLE


MUSCLE
MAKER
GRILL

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

WHAT MAKES US HEALTHY?

- Proprietary Dressings/Sauces (Zero Carb, Gluten Free and Fat Free Options)
- Grass-Fed Beef and All Natural Chicken (No Pork)
- Nutrient-Rich Foods (Quinoa, Kale, Avocado, Spinach)
- Whole Wheat and Brown Rice Options
- No Deep Fat Fryers
- No Butter or Lard
- 100% Fruit Smoothies



EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

CURRENT RESTAURANTS (51)

Arizona
Peoria
California
Antioch
Irvine (C)
San Ramon
Santa Ana (C)
Florida
Deerfield Beach
Tallahassee
Illinois
Glen Ellyn
Saint Charles
Kansas
Olathe
Nebraska
Omaha
New Jersey
Audubon
Carlstadt
Clifton
Colonia (C)
Deptford
East Brunswick
Hoboken
Lodi
North Brunswick
Oakland
South Plainfield
Springfield (C)
Toms River
Turnersville
Wall
Wayne
Westwood
Williamstown
New York
Broadway, NYC (C)
Bronx
Chelsea, NYC
East Meadow
Gramercy, NYC (C)
Hells Kitchen, NYC
Midtown East, NYC
Staten Island
Tribeca, NYC (C)
Upper East Side, NYC (C)
North Carolina
Winston-Salem (C)
Greenville
Pennsylvania
Langhorne
Philadelphia
Texas
Corpus Christi
Ft. Bliss (C)
Houston – Galleria
Houston – Tunnel
Nevada
Las Vegas

(C) Indicates corporate store


WE
CATER
&

Venue Locations: MetLife & Angel Stadium, Rowan University

CURRENT RESTAURANT FOOTPRINT



10
2
20
1
2
1
1
5
2
1
4
2
12 STATES
EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

COMING SOON (53)

Arizona
Phoenix
California
Fountain Valley
Orange County
Sacramento
San Francisco
Walnut Creek
West Hollywood
Florida
Boca Raton
Miami
Orlando
West Palm Beach
Georgia
Atlanta
Ft. Benning (C)
Illinois
Chicago (2C)

Louisiana
Shreveport
Kansas
Lenexa
Overland Park
Massachusetts
Saugus
New Jersey
Ramsey
Woodbury Heights
New York
Astoria, Queens
Manhattan (7C)
Park Slope, Brooklyn
Selden, Long Island
Staten Island
Washington Heights
West Point (C)
Riverdale
North Carolina
Ft. Bragg (C)
Kernersville
Raleigh
Pennsylvania
Temple University
Texas
Dallas
Houston
Laredo
Lubbock
San Antonio
Sugarland
Virginia
Lynchburg
Quantico (C)

Washington
Ft. Lewis (C)
Seattle
Tacoma
Washington DC (3C)

(C) Indicates corporate store



International: Kuwait, India and Dubai

FUTURE FOOTPRINT (104)



3
3
0
1
6
11
1
2
0
1
2
3
6
10
1
1
2
4
14
24
1
1
1
3
2
22
2
2
DC
3
3
3
5
2
2
4
6
18 STATES
New Restaurants
Total Restaurants

EST. 1995 MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®


EST. 1995
MUSCLE MAKER GRILL®
أهلا وسهلا بك في
MUSCLE MAKER GRILL
An International Company



INTERNATIONAL MARKETS







INDIA
DOCUMENTS OUT!

KUWAIT
UNDER CONSTRUCTION!

DUBAI
NEGOTIATING!

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

MILITARY UNDER DEVELOPMENT

PREFERRED VENDOR



Georgia
Fort Benning

Kentucky
Fort Campbell

Massachusetts
Hanscom AFB
Westover AFB

New York
Fort Hamilton
West Point

North Carolina
Fort Bragg

South Carolina
Fort Jackson
Joint Base Charleston

Virginia
Quantico

Texas
Fort Bliss
Fort Hood

Washington
Fort Lewis/McChord

EXCHANGE
ARMY & AIR FORCE EXCHANGE SERVICE

U.S. MILITARY FOOTPRINT


United States Military - 483 Installations
Army - 59 Installations
Navy - 65 Installations
Air Force - 100 Installations
Marine Corps - 14 Installations
Coast Guard - 57 Installations
Air National Guard - 64 Installations
Army National Guard - 104 Installations
(483) Number of Installations

EST. 1995 MUSCLE MAKER GRILL®

"Great Food with Your Health in Mind"®

FINANCIAL OVERVIEW

- System-Wide Sales of $25MM
- Top 25% at $1MM+ AUV
  - $585K Annual Unit Volume (AUV) on System-Wide Basis
- $180K Capital Investment per Company-Operated Restaurant
- 65% Lunch & 35% Dinner
- 45% Take-Out, 30% Dine-In, 25% Delivery

EST. 1995 MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

MONTHLY SYSTEM AUV TREND


650,000
600,000
550,000
500,000
450,000
400,000
350,000
300,000
Jan 15
Feb 15
Mar 15
Apr 15
May 15
Jun 15
Jul 15
Aug 15
Sep 15
Oct 15
Nov 15
Dec 15
Jan 16
Feb 16
Mar 16
Apr 16
May 16
Jun 16
Jul 16
Aug 16
Sep 16
Oct 16
Nov 16

EST. 1995 MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

CORPORATE STORE ECONOMICS

	OPERATING PROFIT @	
	10%	15%
CAPITAL INVESTMENT	$ 180,000	$ 180,000
ANNUAL UNIT VOLUME	$ 800,000	$ 800,000
OPERATING PROFIT	$ 80,000	$ 120,000
RETURN ON INVESTMENT	44%	67%
PAYBACK PERIOD (in mos)	27	18

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

OTHER REVENUE SOURCES

Franchise	
➢ Initial Franchise Fee	$35,000 (Single Unit) $70,000+ (Multi-Unit)
➢ Royalty Fees	5% of Gross Sales
➢ Advertising	3% of Gross Sales (Offset to Costs)
Other	
➢ Vendor Rebates	Sysco, Beverages & Imperial, etc.
➢ Preferred Vendor Fees	Periodically paid
➢ POS/SW Licensing Fees	Upfront and monthly maintenance (CTI)

EST. 1995 MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

GROWTH OPPORTUNITIES



- Menu/Technology
  - Catering
  - Meal Plans
  - Product Pipeline
  - Loyalty Program
  - Unified Reporting System

- New Unit Growth Model
  - Corporate (Urban - Hub)
  - ***Military***, Universities, Airports, Hospitals, etc.
  - Franchise (Primarily Suburban - Spoke)
  - Food Service Contract Operators (Compass, Aramark, Sodexo, etc.)
  - International Expansion

- Marketing
  - Digital Media
  - National Media
  - Public Relations
  - Sponsorships/Partnerships

EST. 1995 MUSCLE MAKER GRILL® "Great Food with Your Health in Mind"®

MARKET

- **Obesity has doubled in children and quadrupled in adolescents in the past 30 years (CDC)**
  - 1/3 of children and adolescents are overweight or obese (CDC)
- **2/3 of adults are considered to be overweight or obese (Nat. Institute of Diabetes)**
  - 29MM people in the US have diabetes (CDC)
- **Military – Operation Live Well: MMG is now a Preferred Vendor**
  - DOD program to improve the health and wellness of the entire defense community
  - The military is adjusting its recruiting standards and needs an on-base, heathy food alternative
- **Corporate Health and Wellness Programs are on the rise!**

EST. 1995 MUSCLE MAKER GRILL® "Great Food with Your Health in Mind"®

COMPETITIVE LANDSCAPE

COMPANY	YEAR FOUNDED	PRIMARY FOCUS	NUMBER OF LOCATIONS	EXPANSION PLANS
Veggie Grill	2007	Vegetables, Salads, Vegan Proteins	28 / 3 states	Western US
Protein Bar	2009	Protein Bowls, Heavy Emphasis on Healthy Shakes/Smoothies	20 / 3 states	Chicago, DC, Miami, other urban areas
Lyfe Kitchen	2011	Vegetarian, Salads, Proteins	13 / 7 states	Unknown
Freshii				
Native Foods Cafe	1994	Vegan Proteins, Vegetables, Salads	26 / 6 states	Unknown

EST. 1995 MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

INDUSTRY VALUATION

	CMG	LOCO	HABT	NDLS	PBPB	SHAK	ZOES
Market Capitalization	$11.9B	$483MM	$446MM	$125MM	$335MM	$1.4B	$473MM
Revenue	$3.9B	$374MM	$271MM	$475MM	$400MM	$246MM	$256MM
Gross Profit	$1.2B	$95MM	$121MM	$78MM	$114MM	$121MM	$48MM
Net Income	$75MM	$23MM	$4MM	($31MM)	$7MM	$10MM	$3MM
EBITDA	$278MM	$63MM	$28MM	$25MM	$39MM	$28MM	$23MM
EPS	$2.48	$0.60	$0.24	($1.11)	$0.29	$0.46	$0.15
P/S	3.08	1.29	1.65	0.26	0.84	5.85	1.85
P/E	165.07	20.96	62.24	(4.04)	46.18	85.74	162.13
EV/EBITDA	40.12	9.05	8.71	8.35	7.77	31.39	20.64
52-Week Low/High	$352.96/$614.70	$10.08/$15.44	$13.20/$24.75	$3.51/$13.65	$9.82/$14.99	$30.00/$47.00	$20.20/$41.76
Exchange	NYSE	NASDAQ GS	NASDAQ GM	NASDAQ GS	NASDAQ GS	NYSE	NYSE



EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

OFFERING SUMMARY



- Common Stock
- $2.50 per share
- Up to $20.0MM total capital raise
- Pre-investment shares = approximately 60.0MM issued and outstanding
- Reg A + Tier 2 Offering
- NYSE listing at the close of the financing

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

USE OF PROCEEDS

Gross Offering	$ 20,000,000
Less: Estimated Offering Expenses and Commissions	(1,500,000)
Net Proceeds	**18,500,000**
PLANNED USES	
CAPITAL EXPENDITURES	
New store builds	10,400,000
Re-acquisition of franchise locations	3,900,000
Acquisition of third-party locations	2,400,000
Total proceeds for capital expenditures	**16,700,000**
WORKING CAPITAL	
Salaries and wages	1,300,000
Professional services	500,000
Total proceeds for working capital	**1,800,000**
Total Uses	**$ 18,500,000**

LOVE THE FOOD, OWN THE COMPANY!

- Largest protein-based healthy fast casual brand in the United States
- National footprint in 12 states (18 states in 2017 + Global)
- 52+ stores to date and growing
- Aggressive corporate store build out plan – Urban & Military
- Demand for healthy food continues to increase Globally!



EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

WE DECLARE WAR ON FAST FOOD!!

https://www.transferbigfiles.com/3d07077f-bb39-4ed7-93df-958613ad4679/oLQO5-tauczlOpnaKTGKEg2

Q & A

EST. 1995

MUSCLE MAKER GRILL®

"Great Food with Your Health in Mind"®

APPENDIX

EST. 1995

MUSCLE MAKER GRILL®

"Great Food with Your Health in Mind"®

ADDITIONAL INFORMATION

A Preferred Vendor for the Military.

Ranked 37th in Restaurant Business Magazine's "Future 50", a list of the fastest growing small chains in America with annual sales between $25 million and $50 million.

Moved from 44th to 20th on FastCasual.com's "Top 100 Movers & Shakers" list. Anticipating a top 5 ranking in 2017!

FINANCIAL PROJECTIONS

PROFIT & LOSS	2016 Fcst	2017 Fcst	2018 Fcst	2019 Fcst	2020 Fcst
Company Sales	$ 2,650,000	$ 17,000,000	$ 47,500,000	$ 98,500,000	$ 170,000,000
Cost of Sales	1,192,500	5,950,000	14,250,000	29,550,000	51,000,000
Gross Store Profit	**1,457,500**	**11,050,000**	**33,250,000**	**68,950,000**	**119,000,000**
Other Expenses	1,908,000	10,200,000	28,500,000	56,637,500	93,500,000
Net Store Profit	**(450,500)**	**850,000**	**4,750,000**	**12,312,500**	**25,500,000**
Net Store Profit (%)	**(17.0%)**	**5.0%**	**10.0%**	**12.5%**	**15.0%**
Franchise Revenue:					
Royalties	1,175,000	1,500,000	2,100,000	2,800,000	3,900,000
Initial Fees, net	500,000	600,000	600,000	600,000	600,000
Transfer Fees	20,000	20,000	20,000	20,000	20,000
POS License Fees	15,000	20,000	25,000	30,000	35,000
Total Franchise Revenue	**1,710,000**	**2,140,000**	**2,745,000**	**3,450,000**	**4,555,000**
G&A Expenses	3,200,000	3,500,000	3,850,000	4,250,000	4,700,000
Other Income:					
Vendor Rebates, net	425,000	600,000	700,000	860,000	1,000,000
CTI	-	40,000	84,000	84,000	84,000
Interest & Other	10,000	10,000	10,000	10,000	10,000
Total Other Income	**435,000**	**650,000**	**794,000**	**954,000**	**1,094,000**
Net Income	**(1,505,500)**	**140,000**	**4,439,000**	**12,466,500**	**26,449,000**
Net Income (%)	**(31.4%)**	**0.7%**	**8.7%**	**12.1%**	**15.1%**
Depreciation Expense	80,000	360,000	910,000	1,660,000	2,500,000
Interest Expense	-	-	-	-	-
EBITDA	**$ (1,425,500)**	**$ 500,000**	**$ 5,349,000**	**$ 14,126,500**	**$ 28,949,000**

CASH FLOW PROJECTIONS

CASH FLOW	2016 Fcst	2017 Fcst	2018 Fcst	2019 Fcst	2020 Fcst
EBITDA	$ (1,425,500)	$ 500,000	$ 5,349,000	$ 14,126,500	$ 28,949,000
Capital Spending					
New Builds - Corp	(1,400,000)	(3,000,000)	(5,000,000)	(6,000,000)	(7,000,000)
Re-Acquisitions - Corp	(200,000)	(1,000,000)	(1,000,000)	(1,000,000)	(1,000,000)
Acquisitions - Corp	-	-	(1,000,000)	(1,000,000)	(1,000,000)
Total Capital Spending	**(1,600,000)**	**(4,000,000)**	**(7,000,000)**	**(8,000,000)**	**(9,000,000)**
Initial Fees, net	500,000	600,000	600,000	600,000	600,000
Net Cash In (Out)	**$ (2,525,500)**	**$ (2,900,000)**	**$ (1,051,000)**	**$ 6,726,500**	**$ 20,549,000**





EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

STORE GROWTH PROJECTIONS

STORE COUNT	2016 Fcst	2017 Fcst	2018 Fcst	2019 Fcst	2020 Fcst
Corporate:					
Beginning Balance	2	10	35	70	110
New Builds, net	7	20	25	30	35
Re-Acquisitions	1	5	5	5	5
Acquisitions	-	-	5	5	5
Total Corporate	**10**	**35**	**70**	**110**	**155**
% Ownership	**19%**	**40%**	**51%**	**56%**	**58%**
Franchise:					
Beginning Balance	45	43	53	68	88
New Builds, net	(1)	15	20	25	30
Re-Sales	(1)	(5)	(5)	(5)	(5)
Acquisitions	-	-	-	-	-
Total Franchise	**43**	**53**	**68**	**88**	**113**
% Ownership	**81%**	**60%**	**49%**	**44%**	**42%**
System:					
Beginning Balance	47	53	88	138	198
New Builds, net	6	35	45	55	65
Re-Acquisitions	-	-	-	-	-
Acquisitions	-	-	5	5	5
Total System	**53**	**88**	**138**	**198**	**268**

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

CORPORATE STORE SALES


Monthly Sales Running Rate
$231,251.00
$387,165.00
DEC-16
JAN-17

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

MEAL PLAN SALES - CORPORATE STORES



$30,000.00
$29,000.00
$28,000.00
$27,000.00
$26,000.00
$25,000.00
$24,000.00
$23,000.00
$22,000.00
$21,000.00
$20,000.00
$19,000.00
$18,000.00
$17,000.00
$16,000.00
$15,000.00
$14,000.00
$13,000.00
$12,000.00
$11,000.00
$10,000.00
$9,000.00
$8,000.00
$7,000.00
$6,000.00
$5,000.00
$4,000.00
$3,000.00
Mar-16
Apr-16
May-16
Jun-16
Jul-16
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16
Jan-17
Feb-17
Mar-17
Apr-17

UNDERCOVER BOSS TEASER


UNDERCOVER BOSS
FRIDAYS 8/7c


Rod Silva for President 2016
Make America Healthy Again

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

GLEN ELLYN IL


MUSCLE MAKER GRILL
MUSCLE MAKER GRILL
"Great Food with Your Health in Mind"

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

METLIFE STADIUM – 2 KIOSKS


MUSCLE
MAKER
GRILL
BECKHAM JR
13
80

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

ANGEL STADIUM


MUSCLE MAKER GRILL
"Great Food with Your Health in Mind"
FRESCA'S

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

SANTA ANA CA


HEALTHY
SALAD DRESSINGS
MEAL PLANS

EST. 1995

MUSCLE MAKER GRILL®

"Great Food with Your Health in Mind"®

FORT BLISS - EL PASO TX


GREAT FOOD WITH YOUR HEALTH IN MIND
WE CATER
DELIVER

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

WINSTON-SALEM NC


GREAT FOOD WITH YOUR HEALTH IN MIND
LEAN
WE
CATER
&
DELIVE
ORDER
ONLINE

EST. 1995
MUSCLE
MAKER
GRILL®
"Great Food with Your Health in Mind"®

FOOD TRUCK


EST. 1995
MUSCLE
MAKER
GRILL
"Great Food with Your Health in Mind"

EST. 1995
MUSCLE
MAKER
GRILL®
"Great Food with Your Health in Mind"®

GRAB AND GO!


MAKER
GRILL
GRAB&GO


©DisneyFoodBlog

EST. 1995
MUSCLE
MAKER
GRILL®
"Great Food with Your Health in Mind"®

SKINNY FLATBREADS



EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®



ARIZONA

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

ASIAN SESAME GINGER SALAD



EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®



GODFATHER

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®



CAJUN PASTA

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®

WESTERN POTATOES



GRASS FED BEEF BURGER

EST. 1995

MUSCLE MAKER GRILL®

"Great Food with Your Health in Mind"®

MARDI GRAS SALAD



EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®



CATERING

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®


ASK ABOUT OUR
MEAL PLANS
STARTING AT $7 PER MEAL
EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®


KALE
Nutrient dense, packed with vitamins and minerals!
+
SPINACH
One of the world's most nutritious foods, and is also extremely rich with vitamins and minerals. Spinach promotes a healthy immune system and powerful anti-oxidant support!
+
ROMAINE
High level of antioxidants and other crucial vitamins and minerals including folate, manganese, and more. Romaine aids in healthy eye sight and skin and plays a role in maintaining strong bones and boosting immunity!
=
POWER BLEND
SERVED IN OUR SALADS AND WRAPS!
EST. 1995
MUSCLE MAKER GRILL.
PROVIDING HEALTHIER FUEL FOR YOUR ACTIVE LIFESTYLE

HEALTHY
SALAD DRESSINGS



We Carry a Wide Variety of Healthy Dressing Options:

SIGNATURE DRESSING
Low Fat, Low Calorie, Low Sodium, Carb Free, Gluten Free, Trans Fat Free

BALSAMIC VINAIGRETTE
Fat Free, Cholesterol Free, Low Carb, Low Calorie
Gluten Free, Trans Fat Free

ASIAN SESAME GINGER DRESSING
Low Fat, Low Calorie, Cholesterol Free, Low Carb, Trans Fat Free

HONEY DIJON DRESSING
Low Fat, Low Calorie, Gluten Free
Trans Fat Free, Cholesterol Free

CAESAR DRESSING
Reduced Fat, Reduced Calorie,
Carb Free, Gluten Free, Trans Fat Free

Muscle Maker Grill dressings are refrigerated to ensure freshness.


LOW CARB/ LEAN OUT
CHICKEN CAESAR SALAD, FIT BOWL, GODFATHER BOWL
BEVERAGES: UNSWEET TEA, WATER
BOOSTER: FAT BURNER
HEART HEALTHY
HOLLYWOOD SALAD, ARIZONA, FLEX BOWL
BEVERAGES: WATER, FRUIT SMOOTHIES
BOOSTER: MULTI-VITAMINS AND MINERALS
GAIN MUSCLE
TERIYAKI STEAK STIR FRY, TURKEY BURGER WRAP, CAJUN STEAK PENNE PASTA
BEVERAGES: WATER, CHOCOLATE PEANUT BUTTER SHAKE W/ EXTRA WHEY
BOOSTER: ANTI-OXIDANT
GLUTEN - FREE
ITALIANO, EL MEXICANA, TURKEY CHILI BOWL,
BEVERAGES: WATER
FOUR BERRY SMOOTHIE
BOOSTER: ANTI-OXIDANT
MAINTAIN
CHICKEN SANDWICH, TURKEY TACO SALAD, SIGNATURE WRAP
BEVERAGES: STRAWBERRY PROTEIN SHAKE, WATER
BOOSTER: MULTI-VITAMIN AND MINERAL
ATHLETE/ ENDURANCE
TURKEY MEATBALL WRAP STEAK ARIZONA, CHAMPION PASTA
BEVERAGES: WATER, TROPICAL PARADISE PROTEIN SHAKE
BOOSTER: HIGH ENERGY
LOW CARB OPTIONS
WHOLE WHEAT
FRUIT
GRASS-FED STEAK
SMOOTHIES
FUEL
BROWN RICE
GLUTEN FREE
POWER PASTA
HIGH PROTEIN
VEGETARIAN OPTIONS
SUPER FOODS
ALL NATURAL CHICKEN

LIFESTYLE WHEEL

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®


EST. 1995
MUSCLE
MAKER
GRILL®
SCORE BIG
WITH
$25 OFF
BIG GAME CATERING ORDERS $100 OR MORE
VIEW OUR CATERING MENU
ORDER TODAY 800.989.8779
PROMO CODE: MMGBIGGAME.2.4
OFFER GOOD ON CATERING ORDERS $100 OR MORE. ALL ORDERS MUST BE PLACED THROUGH THE CATERING DEPARTMENT BY CALLING 800-989-8779. MAY NOT BE COMBINED WITH ANY OTHER OFFER OR PROMOTION. OFFER EXPIRES 02/05/2017. OFFER VALID AT PARTICIPATING MUSCLE MAKER GRILL LOCATIONS. MUST MENTION PROMO CODE: MMGBIGGAME.2.4
BRAND PROMISE: PROVIDING HEALTHIER FUEL FOR YOUR ACTIVE LIFESTYLE

SUPER BOWL CATERING

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®


EST. 1995
MUSCLE MAKER GRILL
GIVE THE GIFT OF HEALTHY FOOD!
GET A FREE WRAP, SALAD OR ENTREE VOUCHER WITH $25 GIFT CARD PURCHASE
12/01 - 12/31
*OFFER VALID AT PARTICIPATING LOCATIONS
VISIT US AT MUSCLEMAKERGRILL.COM


EST. 1995
MUSCLE MAKER GRILL
LET'S GET THIS PARTY STARTED!
INTRODUCING HEALTHY HOLIDAY CATERING BY MUSCLE MAKER GRILL!
CLICK TO SEE OUR MENU
BOOK YOUR HOLIDAY PARTY BY DECEMBER 5TH AND RECEIVE $30 OFF ANY CATERING ORDER $150 OR MORE!
CALL CATERING DEPARTMENT: 1-800-989-8779
VISIT US AT MUSCLEMAKERGRILL.COM

EST. 1995
MUSCLE MAKER GRILL®
"Great Food with Your Health in Mind"®